Exhibit 99(a)

News Release
5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311

Subsidiary: Trustco Bank	NASDAQ -- TRST

Contact:	Kevin T. Timmons
Vice President/Treasurer
(518) 381-3607

TrustCo Announces Fourth Quarter and Full Year 2017 Results;
Net Income Before Taxes Up 12.9% Over Prior Year Quarter

Executive Snapshot:

•	Continued solid financial results:
o	Key metrics for fourth quarter and full year 2017:
▪	Income before taxes of $19.7 million in the fourth quarter of 2017, up 12.9% compared to $17.5 million in the fourth quarter of 2016
▪	Income before taxes of $76.7 million for the full year 2017, up 12.4% compared to $68.3 million for 2016
▪	Net income rose for the full year 2017 over 2016 despite a $5.1 million charge related to the recently enacted federal tax legislation
▪	Return on average assets (ROAA) of 0.60% compared to 0.89% in the fourth quarter of 2016
▪	Return on average equity (ROAE) of 6.38% compared to 9.87% in the fourth quarter of 2016
▪	Efficiency ratio of 53.13% compared to 54.65% in the fourth quarter of 2016 (Non-GAAP measure; see P. 14 for definition)

•	Asset quality remains solid:
o	Nonperforming assets (NPAs) fell by $1.7 million compared to December 31, 2016
o	NPAs to total assets improved to 0.56%, compared to 0.60% at December 31, 2016
o	Quarterly net chargeoffs were equal to 0.02% of average loans on an annualized basis, compared to 0.08% for the fourth quarter of 2016

•	Continued expansion of customer base:
o	Focus on capitalizing on opportunities presented by expanded branch network
o	Average core (non-maturity) deposits per branch grew $480 thousand to $21.4 million from December 31, 2016 to December 31, 2017
o	Average core deposits were $77.1 million higher in the fourth quarter of 2017 compared to the fourth quarter of 2016, an increase of 2.6%

•	Loan portfolio reaches all-time high:
o	Average loans were up $203 million for the fourth quarter of 2017 compared to fourth quarter of 2016
o	At $3.64 billion as of December 31, 2017, loans reached an all-time high

Page | 1

FOR IMMEDIATE RELEASE:

TrustCo Announces Fourth Quarter and Full Year 2017 Results;
Net Income Before Taxes Up 12.9% Over Prior Year Quarter

Glenville, New York – January 22, 2018

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) today announced fourth quarter of 2017 net income of $7.4 million compared to $10.8 million for the fourth quarter of 2016.  Fourth quarter and full year 2017 results include the impact of the revaluation of the Company’s deferred tax assets resulting from the recently enacted tax legislation, as detailed below.  On a pre-tax basis, earnings rose from $17.5 million in the fourth quarter of 2016 to $19.7 million in the fourth quarter of 2017, an increase of 12.9%.  For the full year 2016, net income rose from $42.6 million to $43.1 million in 2017 while pre-tax earnings rose from $68.3 million to $76.7 million, an increase of 12.4%.

Summary

Robert J. McCormick, President and Chief Executive Officer noted, “We are pleased to be able to report a 13% increase in pre-tax earnings in the fourth quarter of 2017 as compared to the fourth quarter of 2016.  Solid revenue growth and expense control combined to produce a strong quarter and year.  Our focus on traditional lending criteria and conservative balance sheet management has enabled us to produce consistent earnings, maintain strong liquidity and capital and allowed us to continue to grow our business and take advantage of changes in market and competitive conditions.  In terms of our core business, we continue to add customer relationships, which ultimately drive future growth.  We will continue to take advantage of opportunities as they are presented during the coming year and beyond.”

TrustCo saw continued solid loan growth in the fourth quarter of 2017 compared to the prior year, led by an increase in residential mortgages.  Loan portfolio expansion was funded by a combination of utilizing a portion of our strong cash balances and cash flow from investments, as well as growth in funding from customers and expansion of shareholders equity.  The continued shift toward loans helped offset the margin impact from continued comparatively low yields on cash and investments and the continued decline in loan yields.  The Federal Reserve decision to raise the target Federal Funds rate has contributed to our results during 2017 as our cash position immediately repriced upward, and is likely to continue to do so in 2018 to the extent there are additional rate increases.  While total average deposits were down slightly in the fourth quarter of 2017 versus the prior year, core deposits were up $77.1 million over that time frame.  The shift towards increased core deposits contributed to our cost of funds remaining flat from the fourth quarter of 2016 to the fourth quarter of 2017.   The gain in core deposits was led by demand deposits and low cost interest bearing checking deposits.  TrustCo’s strong liquidity position continues to allow it to take advantage of opportunities as they arise.

On December 22, 2017 the Tax Cuts and Jobs Act (the "Act") was signed into law, which includes a reduction of the statutory corporate tax rate from 35% to 21%.  The lower tax rate will have a significant beneficial impact on results going forward, but also resulted in the revaluation of net deferred tax assets, as noted, based on the lower tax rate. Deferred income taxes result from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in years in which those temporary differences are expected to be recovered or settled. Deferred tax assets and liabilities are adjusted through income tax expense as changes in tax laws are enacted.  The rate reduction is effective January 1, 2018. Included in results for the fourth quarter and full year 2017 is a reduction in the value of net deferred tax assets of $5.1 million, which is recorded as additional income tax expense for the quarter ended December 31, 2017. This charge had a negative impact on our reported net income, earnings per share, return on average equity and return on average assets.

Page | 2

Details

Average loans were up $202.6 million or 5.9% in the fourth quarter of 2017 over the same period in 2016. Average residential loans, our primary lending focus, were up $234.0 million or 8.2% in the fourth quarter of 2017, over the same period in 2016.  Overall loan growth was constrained by a $29.0 million decline in average outstandings on home equity lines of credit and a $2.4 million decline in average commercial loans. Average deposits were down $12.8 million or 0.3% for the fourth quarter of 2017 over the same period a year earlier.  The decrease in deposits was the result of a $89.9 million decline in average time deposits as the company focused on less costly non-maturity deposits.  Excluding time deposits, core deposit accounts, which consist of checking, savings and money market deposits, were up $77.1 million from the fourth quarter of 2016 to the fourth quarter of 2017.  Within core, money market balances were down $5.9 million, checking balances were up $90.6 million (including interest bearing and non-interest bearing balances) and savings were down $7.6 million.  Core deposits typically represent longer term customer relationships and are generally lower cost than time deposits.  The cost of interest bearing deposits remained flat at 0.36% in the fourth quarter of 2017 relative to the fourth quarter of 2016.  The cost of core deposits, including demand, declined one basis point to 0.13% over this same time frame.  Mr. McCormick noted that, “The year-over-year growth of our loans and core deposit base reflect the long term strategic focus of the Company.”

For the fourth quarter of 2017, return on average assets and return on average equity were 0.60% and 6.38%, respectively, compared to 0.89% and 9.87% for the fourth quarter of 2016.  Diluted earnings per share were $0.076 for the fourth quarter of 2017, compared to $0.113 for the fourth quarter of 2016.  Overall expense control remains a key area of focus.  Total operating expenses increased by $171 thousand in the fourth quarter of 2017 as compared to the fourth quarter of 2016, with increases in compensation and several other categories partly offset by declines in professional services expenses, ORE costs and several other categories.  The modest increase in expenses was more than offset by a $2.1 million increase in revenue (net interest income plus non-interest income).  As noted, the revaluation of the net deferred tax assets is included in income taxes, creating an unusually high effective tax rate for the fourth quarter of 2017.  As noted, this reduced fourth quarter net income, which led to lower earnings per share, ROAA and ROAE.  For 2018 the Company is expecting its combined effective tax rate to be approximately 23.5%, based on currently known information.  The actual effective tax rate could be impacted by currently unknown aspects of how the tax law changes will be implemented and/or by management decisions to adapt to the new law.

Page | 3

“While some banks have backed away from branches, a customer-friendly branch franchise continues to be the key to our long term plans.  We continue to make good progress expanding loans and deposits throughout our entire branch network.  We expect that trend to continue as the newer branches continue to mature.”

“At December 31, 2017, our average deposits per branch were $28.8 million, compared to $28.9 million a year earlier, while average core deposits per branch were $21.4 million compared to $20.9 million over the same time period.  While total deposit growth is important, TrustCo strives to maximize customer relationships through attracting and increasing core deposit balances.  We have always designed our branches to be smaller and more cost effective than those built by many of our competitors.  We use open floor plans that help maximize the value of our branches.  We remain mindful that fully achieving our goals for newer branches will take time and continued work.  We believe success in growing customer relationships provides basic building blocks that will help drive profit growth for the coming years.”

Asset quality and loan loss reserve measures continued to improve versus December 31, 2016.  Nonperforming loans (NPLs) were $24.4 million at December 31, 2017, compared to $25.1 million at December 31, 2016.  NPLs were equal to 0.67% of total loans at December 31, 2017, compared to 0.73% at December 31, 2016.  The coverage ratio, or allowance for loan losses to NPLs, was 181.2% at December 31, 2017, compared to 175.1% at December 31, 2016.  Nonperforming assets (NPAs) were $27.6 million at December 31, 2017 compared to $29.3 million at December 31, 2016.  The ratio of loan loss allowance to total loans was 1.21% as of December 31, 2017, compared to 1.28% at December 31, 2016 and reflects both the improvement in asset quality and economic conditions in our lending areas.  The allowance for loan losses was $44.2 million at December 31, 2017 compared to $43.9 million at December 31, 2016.  The provision for loan losses was $300 thousand for the fourth quarter of 2017, compared to $600 thousand in the fourth quarter of 2016.  Net chargeoffs for the fourth quarter of 2017 decreased versus the fourth quarter of 2016, falling to $212 thousand from $660 thousand in the year earlier period.  The annualized net chargeoff ratio was 0.02% for the fourth quarter of 2017, compared to 0.08% in the fourth quarter of 2016.

The net interest margin for the fourth quarter of 2017 was 3.29%, up 16 basis points versus the fourth quarter of 2016, as increases in short term interest rates led to significantly higher earnings on cash, while slightly better returns were also achieved in the investment portfolio.  Loan yields did decline, but that was more than offset by higher volumes in terms of income.  During the same period, the cost of interest bearing liabilities increased one basis point, reflecting TrustCo’s strong funding base.

For the full year 2017, net income was $43.1 million, up 1.2% as compared to $42.6 million in the full year 2016, or $0.448 and $0.445, respectively, per diluted share.  As noted, the revaluation of the net deferred tax asset reduced net income by $5.1 million in the fourth quarter and full year 2017.  On a pre-tax basis, income was $76.7 million for 2017, up 12.4% as compared to the $68.3 million reported for 2016.

At December 31, 2017 the equity to asset ratio was 9.34%, compared to 8.89% at December 31, 2016.  Book value per share at December 31, 2017 was $4.76 compared to $4.52 a year earlier.

TrustCo Bank Corp NY is a $4.9 billion savings and loan holding company and through its subsidiary, Trustco Bank, operated 145 offices in New York, New Jersey, Vermont, Massachusetts, and Florida at December 31, 2017.

Page | 4

In addition, the Bank’s Financial Services Department offers a full range of investment services, retirement planning and trust and estate administration services. The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

A conference call to discuss fourth quarter 2017 results will be held at 9:00 a.m. Eastern Time on January 23, 2018.  Those wishing to participate in the call may dial toll-free 1-888-339-0764.  International callers must dial 1-412-902-4195.  Please ask to be joined into the TrustCo Bank Corp NY / TRST call.  A replay of the call will be available for thirty days by dialing 1-877-344-7529 (1-412-317-0088 for international callers), Conference Number 10116075. The call will also be audio webcast at: http://services.choruscall.com/links/trst180123.html, and will be available for one year.

Safe Harbor Statement
All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our performance during 2018, the impact of Federal Reserve actions regarding interest rates and the growth of loans and deposits throughout our branch network, our ability to capitalize on economic changes in the areas in which we operate and the extent to which higher expenses to fulfill operating and regulatory requirements recur or diminish over time.  Such forward-looking statements are subject to factors that could cause actual results to differ materially for TrustCo from those discussed. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  our ability to continue to originate a significant volume of one-to-four family mortgage loans in our market areas; our ability to continue to maintain noninterest expense and other overhead costs at reasonable levels relative to income; our ability to comply with the supervisory agreement entered into with Trustco Bank’s regulator and potential regulatory actions if we fail to comply; restrictions or conditions imposed by our regulators on our operations that may make it more difficult for us to achieve our goals; the future earnings and capital levels of Trustco Bank and the continued ability of Trustco Bank under regulatory rules and the supervisory agreement to distribute capital to TrustCo, which could affect our ability to pay dividends; results of supervisory monitoring or examinations of Trustco Bank and TrustCo by our respective regulators; our ability to make accurate assumptions and judgments regarding the credit risks associated with lending and investing activities; the effect of changes in financial services laws and regulations and the impact of other governmental initiatives affecting the financial services industry; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board, inflation, interest rates, market and monetary fluctuations; adverse conditions on the securities markets that lead to impairment in the value of securities in our investment portfolio; changes in law and policy accompanying the new presidential administration and uncertainty or speculation pending the enactment of such changes; the perceived overall value of our products and services by users, including in comparison to competitors’ products and services and the willingness of current and prospective customers to substitute competitors’ products and services for our products and services; changes in consumer spending, borrowing and saving habits; technological changes and electronic, cyber, and physical security breaches; real estate and collateral values; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the FASB or PCAOB; changes in local market areas and general business and economic trends, as well as changes in consumer spending and saving habits; our success at managing the risks involved in the foregoing and managing our business; and other risks and uncertainties under the heading “Risk Factors” in our most recent annual report on Form 10-K and, if any, in our subsequent quarterly reports on Form 10-Q or other securities filings

Page | 5

TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	12/31/17		09/30/17		12/31/16
Summary of operations
Net interest income (TE)	$39,259		39,190		36,921
Provision for loan losses	300		550		600
Net gain on securities transactions	-		-		-
Noninterest income, excluding net gain on securities transactions	4,288		4,854		4,512
Noninterest expense	23,536		23,526		23,365
Net income	7,362		12,596		10,798

Per common share
Net income per share:
- Basic	$0.077		0.131		0.113
- Diluted	0.076		0.131		0.113
Cash dividends	0.066		0.066		0.066
Tangible Book value at period end	4.75		4.73		4.51
Market price at period end	9.20		8.90		8.75

At period end
Full time equivalent employees	846		815		808
Full service banking offices	145		144		145

Performance ratios
Return on average assets	0.60%		1.02		0.89
Return on average equity	6.38		11.06		9.87
Efficiency (1)	53.13		52.79		54.65
Net interest spread (TE)	3.22		3.21		3.07
Net interest margin (TE)	3.29		3.26		3.13
Dividend payout ratio	85.81		50.07		58.20

Capital ratio at period end
Consolidated tangible equity to tangible assets (2)	9.33		9.33		8.88

Asset quality analysis at period end
Nonperforming loans to total loans	0.67		0.69		0.73
Nonperforming assets to total assets	0.56		0.56		0.60
Allowance for loan losses to total loans	1.21		1.23		1.28
Coverage ratio (3)	1.8	x	1.8	x	1.8	x

(1)
Calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions and gain on sale of building and nonperforming loans).

(2)	The tangible equity ratio excludes $553 of intangibles from both equity and assets.
(3)	Calculated as allowance for loan losses divided by total nonperforming loans.

TE = Taxable equivalent.

Page | 6

FINANCIAL HIGHLIGHTS, Continued

(dollars in thousands, except per share data)
(Unaudited)

	Years Ended
	12/31/17	12/31/16
Summary of operations
Net interest income (TE)	$154,413	146,109
Provision for loan losses	2,000	2,950
Net gain on securities transactions	-	668
Noninterest income, excluding net gain on securities transactions	18,373	18,344
Noninterest expense	93,994	93,827
Net income	43,145	42,601

Per common share
Net income per share:
- Basic	$0.449	0.446
- Diluted	0.448	0.445
Cash dividends	0.263	0.263
Tangible Book value at period end	4.75	4.51
Market price at period end	9.20	8.75

Performance ratios
Return on average assets	0.88%	0.89
Return on average equity	9.64	9.94
Efficiency (1)	53.75	55.67
Net interest spread (TE)	3.16	3.05
Net interest margin (TE)	3.22	3.11
Dividend payout ratio	58.44	58.88

(1)
Calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions and gain on sale of building and nonperforming loans).

TE = Taxable equivalent.

Page | 7

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Interest and dividend income:
Interest and fees on loans	$37,914	37,513	36,662	36,044	36,251
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	614	465	607	595	422
State and political subdivisions	10	6	11	12	12
Mortgage-backed securities and collateralized mortgage obligations-residential	1,730	1,815	1,944	1,958	1,849
Corporate bonds	148	153	154	151	149
Small Business Administration-guaranteed participation securities	358	380	394	415	430
Mortgage-backed securities and collateralized mortgage obligations-commercial	43	22	21	23	23
Other securities	4	4	4	4	4
Total interest and dividends on securities available for sale	2,907	2,845	3,135	3,158	2,889

Interest on held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	261	276	296	316	331
Corporate bonds	-	102	154	154	153
Total interest on held to maturity securities	261	378	450	470	484

Federal Reserve Bank and Federal Home Loan Bank stock	151	125	134	134	133

Interest on federal funds sold and other short-term investments	1,779	1,927	1,727	1,246	865
Total interest income	43,012	42,788	42,108	41,052	40,622

Interest expense:
Interest on deposits:
Interest-bearing checking	107	113	134	124	123
Savings	429	435	435	430	436
Money market deposit accounts	457	469	468	466	459
Time deposits	2,412	2,247	2,181	2,283	2,406
Interest on short-term borrowings	359	345	349	349	291
Total interest expense	3,764	3,609	3,567	3,652	3,715

Net interest income	39,248	39,179	38,541	37,400	36,907

Provision for loan losses	300	550	550	600	600
Net interest income after provision for loan losses	38,948	38,629	37,991	36,800	36,307

Noninterest income:
Trustco Financial Services income	1,457	1,844	1,425	1,858	1,422
Fees for services to customers	2,597	2,767	2,797	2,637	2,795
Net gain on securities transactions	-	-	-	-	-
Other	234	243	282	232	295
Total noninterest income	4,288	4,854	4,504	4,727	4,512

Noninterest expenses:
Salaries and employee benefits	10,536	10,360	9,559	10,210	9,576
Net occupancy expense	4,140	4,027	4,267	4,109	4,185
Equipment expense	1,465	1,669	1,428	1,556	1,370
Professional services	1,325	1,679	1,963	1,928	1,997
Outsourced services	1,760	1,650	1,500	1,500	1,775
Advertising expense	559	699	607	713	727
FDIC and other insurance	1,102	1,018	1,012	1,047	901
Other real estate expense, net	401	275	(4)	499	721
Other	2,248	2,149	2,581	2,457	2,113
Total noninterest expenses	23,536	23,526	22,913	24,019	23,365

Income before taxes	19,700	19,957	19,582	17,508	17,454
Income taxes	12,338	7,361	7,342	6,561	6,656

Net income	$7,362	12,596	12,240	10,947	10,798
Net income per common share:
- Basic	$0.077	0.131	0.127	0.114	0.113

- Diluted	0.076	0.131	0.127	0.114	0.113

Average basic shares (in thousands)	96,230	96,102	96,003	95,879	95,732
Average diluted shares (in thousands)	96,393	96,205	96,073	95,987	95,877

Note: Taxable equivalent net interest income	$39,259	39,190	38,553	37,413	36,921

Page | 8

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Years Ended
	12/31/2017	12/31/2016

Interest and dividend income:
Interest and fees on loans	$148,133	143,679
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	2,281	1,489
State and political subdivisions	39	52
Mortgage-backed securities and collateralized mortgage obligations-residential	7,447	7,963
Corporate bonds	606	246
Small Business Administration-guaranteed participation securities	1,547	1,801
Mortgage-backed securities and collateralized mortgage obligations-commercial	109	133
Other securities	16	16
Total interest and dividends on securities available for sale	12,045	11,700

Interest on held to maturity securities:
Mortgage-backed securities-residential	1,149	1,454
Corporate bonds	410	617
Total interest on held to maturity securities	1,559	2,071

Federal Reserve Bank and Federal Home Loan Bank stock	544	502

Interest on federal funds sold and other short-term investments	6,679	3,407
Total interest income	168,960	161,359

Interest expense:
Interest on deposits:
Interest-bearing checking	478	473
Savings	1,729	2,148
Money market deposit accounts	1,860	1,885
Time deposits	9,123	9,707
Interest on short-term borrowings	1,402	1,091
Total interest expense	14,592	15,304

Net interest income	154,368	146,055

Provision for loan losses	2,000	2,950
Net interest income after provision for loan losses	152,368	143,105

Noninterest income:
Trust department income	6,584	5,886
Fees for services to customers	10,798	10,857
Net gain on securities transactions	-	668
Other	991	1,601
Total noninterest income	18,373	19,012

Noninterest expenses:
Salaries and employee benefits	40,665	36,508
Net occupancy expense	16,543	16,078
Equipment expense	6,118	6,320
Professional services	6,895	8,200
Outsourced services	6,410	6,216
Advertising expense	2,578	2,515
FDIC and other insurance	4,179	5,967
Other real estate (income) expense, net	1,171	2,558
Other	9,435	9,465
Total noninterest expenses	93,994	93,827

Income before taxes	76,747	68,290
Income taxes	33,602	25,689

Net income	$43,145	42,601

Net income per Common Share:
- Basic	$0.449	0.446

- Diluted	0.448	0.445

Average basic shares (thousands)	96,112	95,548
Average diluted shares (thousands)	96,222	95,648

Note: Taxable equivalent net interest income	$154,413	146,109

Page | 9

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)

	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
ASSETS:

Cash and due from banks	$44,125	41,598	43,783	41,352	48,719
Federal funds sold and other short term investments	568,615	582,599	663,360	641,839	658,555
Total cash and cash equivalents	612,740	624,197	707,143	683,191	707,274

Securities available for sale:
U. S. government sponsored enterprises	137,994	123,658	128,386	162,341	117,266
States and political subdivisions	525	534	536	887	886
Mortgage-backed securities and collateralized mortgage obligations-residential	315,840	335,530	352,591	357,683	372,308
Small Business Administration-guaranteed participation securities	67,059	69,818	72,858	75,429	78,499
Mortgage-backed securities and collateralized mortgage obligations-commercial	9,700	9,824	9,903	9,923	10,011
Corporate bonds	40,162	40,381	40,498	40,612	40,705
Other securities	685	685	685	685	685
Total securities available for sale	571,965	580,430	605,457	647,560	620,360

Held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	27,551	29,268	31,211	33,276	35,500
Corporate bonds	0	0	9,997	9,994	9,990
Total held to maturity securities	27,551	29,268	41,208	43,270	45,490

Federal Reserve Bank and Federal Home Loan Bank stock	8,779	8,779	9,723	9,579	9,579

Loans:
Commercial	186,207	187,281	183,035	184,451	191,194
Residential mortgage loans	3,132,521	3,070,970	2,999,306	2,929,928	2,895,733
Home equity line of credit	308,916	311,753	316,674	326,280	334,841
Installment loans	8,763	8,278	8,458	8,277	8,818
Loans, net of deferred fees and costs	3,636,407	3,578,282	3,507,473	3,448,936	3,430,586
Less:
Allowance for loan losses	44,170	44,082	44,162	44,048	43,890
Net loans	3,592,237	3,534,200	3,463,311	3,404,888	3,386,696

Bank premises and equipment, net	35,157	35,028	35,174	35,175	35,466
Other assets	59,579	58,373	58,466	63,080	63,941

Total assets	$4,908,008	4,870,275	4,920,482	4,886,743	4,868,806

LIABILITIES:
Deposits:
Demand	$398,399	397,623	390,120	373,930	377,755
Interest-bearing checking	891,052	862,067	871,004	838,936	815,534
Savings accounts	1,260,447	1,265,229	1,285,886	1,287,802	1,271,449
Money market deposit accounts	556,462	564,557	572,580	583,909	571,962
Time deposits	1,066,966	1,075,886	1,088,824	1,113,892	1,159,463
Total deposits	4,173,326	4,165,362	4,208,414	4,198,469	4,196,163

Short-term borrowings	242,991	216,508	233,621	220,946	209,406
Accrued expenses and other liabilities	33,383	33,477	31,081	28,628	30,551

Total liabilities	4,449,700	4,415,347	4,473,116	4,448,043	4,436,120

SHAREHOLDERS' EQUITY:
Capital stock	99,998	99,562	99,511	99,493	99,214
Surplus	175,651	172,712	172,603	172,628	171,425
Undivided profits	219,436	218,401	212,112	206,173	201,517
Accumulated other comprehensive loss, net of tax	(1,806)	(3,060)	(3,593)	(5,568)	(6,251)
Treasury stock at cost	(34,971)	(32,687)	(33,267)	(34,026)	(33,219)

Total shareholders' equity	458,308	454,928	447,366	438,700	432,686

Total liabilities and shareholders' equity	$4,908,008	4,870,275	4,920,482	4,886,743	4,868,806

Outstanding shares (in thousands)	96,289	96,108	96,015	95,917	95,780

Page | 10

NONPERFORMING ASSETS

(dollars in thousands)
(Unaudited)

Nonperforming Assets
	12/31/17	09/30/17	06/30/17	03/31/17	12/31/16
New York and other states*
Loans in nonaccrual status:
Commercial	$1,543	1,696	1,711	1,858	1,843
Real estate mortgage - 1 to 4 family	20,350	20,926	20,639	22,772	21,198
Installment	57	30	25	41	48
Total non-accrual loans	21,950	22,652	22,375	24,671	23,089
Other nonperforming real estate mortgages - 1 to 4 family	38	40	41	41	42
Total nonperforming loans	21,988	22,692	22,416	24,712	23,131
Other real estate owned	3,246	2,879	3,585	3,191	4,268
Total nonperforming assets	$25,234	25,571	26,001	27,903	27,399

Florida
Loans in nonaccrual status:
Commercial	$-	-	-	-	-
Real estate mortgage - 1 to 4 family	2,389	1,895	2,112	1,712	1,929
Installment	-	-	-	-	-
Total non-accrual loans	2,389	1,895	2,112	1,712	1,929
Other nonperforming real estate mortgages - 1 to 4 family	-	-	-	-	-
Total nonperforming loans	2,389	1,895	2,112	1,712	1,929
Other real estate owned	-	-	-	-	-
Total nonperforming assets	$2,389	1,895	2,112	1,712	1,929

Total
Loans in nonaccrual status:
Commercial	$1,543	1,696	1,711	1,858	1,843
Real estate mortgage - 1 to 4 family	22,739	22,821	22,751	24,484	23,127
Installment	57	30	25	41	48
Total non-accrual loans	24,339	24,547	24,487	26,383	25,018
Other nonperforming real estate mortgages - 1 to 4 family	38	40	41	41	42
Total nonperforming loans	24,377	24,587	24,528	26,424	25,060
Other real estate owned	3,246	2,879	3,585	3,191	4,268
Total nonperforming assets	$27,623	27,466	28,113	29,615	29,328

Quarterly Net Chargeoffs (Recoveries)
	12/31/17	09/30/17	06/30/17	03/31/17	12/31/16
New York and other states*
Commercial	$(86)	(2)	-	64	(56)
Real estate mortgage - 1 to 4 family	249	613	334	261	619
Installment	50	56	37	31	55
Total net chargeoffs	$213	667	371	356	618

Florida
Commercial	$-	-	-	-	-
Real estate mortgage - 1 to 4 family	(1)	(41)	52	84	23
Installment	-	4	13	2	19
Total net chargeoffs	$(1)	(37)	65	86	42

Total
Commercial	$(86)	(2)	-	64	(56)
Real estate mortgage - 1 to 4 family	248	572	386	345	642
Installment	50	60	50	33	74
Total net chargeoffs	$212	630	436	442	660

Asset Quality Ratios
	12/31/17		09/30/17		06/30/17		03/31/17		12/31/16

Total nonperforming loans(1)	$24,377		24,587		24,528		26,424		25,060
Total nonperforming assets(1)	27,623		27,466		28,113		29,615		29,328
Total net chargeoffs(2)	212		630		436		442		660

Allowance for loan losses(1)	44,170		44,082		44,162		44,048		43,890

Nonperforming loans to total loans	0.67%		0.69%		0.70%		0.77%		0.73%
Nonperforming assets to total assets	0.56%		0.56%		0.57%		0.61%		0.60%
Allowance for loan losses to total loans	1.21%		1.23%		1.26%		1.28%		1.28%
Coverage ratio(1)	181.2%		179.3%		180.0%		166.7%		175.1%
Annualized net chargeoffs to average loans(2)	0.02%		0.07%		0.05%		0.05%		0.08%
Allowance for loan losses to annualized net chargeoffs(2)	52.1	x	17.5	x	25.3	x	24.9	x	16.6	x

* Includes New York, New Jersey, Vermont and Massachusetts.
(1) At period-end
(2) For the period ended

Page | 11

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY-
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands)	Three months ended			Three months ended
(Unaudited)	December 31, 2017			December 31, 2016
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate

Assets

Securities available for sale:
U. S. government sponsored enterprises	$139,565	614	1.76%	$113,158	422	1.49%
Mortgage backed securities and collateralized mortgage obligations-residential	328,826	1,730	2.10	384,973	1,849	1.92
State and political subdivisions	519	10	7.71	943	19	8.06
Corporate bonds	41,006	148	1.44	41,039	149	1.45
Small Business Administration-guaranteed participation securities	69,643	358	2.06	81,922	430	2.10
Mortgage backed securities and collateralized mortgage obligations-commercial	9,843	43	1.75	10,173	23	0.90
Other	685	4	2.34	685	4	2.34

Total securities available for sale	590,087	2,907	1.97	632,893	2,896	1.83

Federal funds sold and other short-term Investments	539,700	1,779	1.32	622,578	865	0.50

Held to maturity securities:
Corporate bonds	-	-	-	9,988	153	6.13
Mortgage backed securities and collateralized mortgage obligations-residential	28,418	261	3.67	36,723	331	3.61

Total held to maturity securities	28,418	261	3.67	46,711	484	4.14

Federal Reserve Bank and Federal Home Loan Bank stock	8,779	151	6.88	9,579	133	5.55

Commercial loans	186,655	2,429	5.21	189,058	2,557	5.41
Residential mortgage loans	3,103,792	32,051	4.13	2,869,757	30,294	4.22
Home equity lines of credit	310,626	3,240	4.17	339,591	3,209	3.78
Installment loans	8,276	205	9.91	8,391	198	9.44

Loans, net of unearned income	3,609,349	37,925	4.20	3,406,797	36,258	4.26

Total interest earning assets	4,776,333	43,023	3.60	4,718,558	40,636	3.44

Allowance for loan losses	(44,322)			(44,368)
Cash & non-interest earning assets	128,340			137,372

Total assets	$4,860,351			$4,811,562

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$856,031	107	0.05%	$782,979	123	0.06%
Money market accounts	559,463	457	0.33	565,335	459	0.32
Savings	1,259,938	429	0.14	1,267,551	436	0.14
Time deposits	1,073,956	2,412	0.90	1,163,820	2,406	0.83

Total interest bearing deposits	3,749,388	3,405	0.36	3,779,685	3,424	0.36
Short-term borrowings	232,207	359	0.62	195,526	291	0.60

Total interest bearing liabilities	3,981,595	3,764	0.38	3,975,211	3,715	0.37

Demand deposits	390,343			372,801
Other liabilities	30,392			28,198
Shareholders' equity	458,021			435,352

Total liabilities and shareholders' equity	$4,860,351			$4,811,562

Net interest income, tax equivalent		39,259			36,921

Net interest spread			3.22%			3.07%

Net interest margin (net interest income to total interest earning assets)			3.29%			3.13%

Tax equivalent adjustment		(11)			(14)

Net interest income		39,248			36,907

Page | 12

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY-
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands)	Year ended			Year ended
(Unaudited)	December 31, 2017			December 31, 2016
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate

Assets

Securities available for sale:
U. S. government sponsored enterprises	$139,652	2,281	1.63%	$101,242	1,489	1.47%
Mortgage backed securities and collateralized mortgage obligations-residential	350,256	7,447	2.13	410,646	7,963	1.94
State and political subdivisions	682	55	8.06	991	80	8.07
Corporate bonds	41,946	606	1.44	17,088	246	1.44
Small Business Administration-guaranteed participation securities	73,996	1,547	2.09	86,407	1,801	2.08
Mortgage backed securities and collateralized mortgage obligations-commercial	9,963	109	1.09	10,284	133	1.29
Other	685	16	2.34	683	16	2.34

Total securities available for sale	617,180	12,061	1.95	627,341	11,728	1.87

Federal funds sold and other short-term Investments	611,586	6,679	1.09	662,436	3,407	0.50

Held to maturity securities:
Corporate bonds	6,663	410	6.15	10,145	617	6.08
Mortgage backed securities and collateralized mortgage obligations-residential	31,266	1,149	3.67	40,830	1,454	3.56

Total held to maturity securities	37,929	1,559	4.11	50,975	2,071	4.06

Federal Reserve Bank and Federal Home Loan Bank stock	9,295	544	5.85	9,554	502	5.25

Commercial loans	185,376	9,741	5.25	196,116	10,331	5.27
Residential mortgage loans	3,002,706	124,961	4.16	2,793,780	119,817	4.29
Home equity lines of credit	318,660	12,692	3.98	350,004	12,779	3.65
Installment loans	8,158	768	9.41	8,424	778	9.24

Loans, net of unearned income	3,514,900	148,162	4.22	3,348,324	143,705	4.29

Total interest earning assets	4,790,890	169,005	3.53	4,698,630	161,413	3.44

Allowance for loan losses	(44,319)			(44,718)
Cash & non-interest earning assets	129,097			136,789

Total assets	$4,875,668			$4,790,701

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$844,010	478	0.06%	$764,399	473	0.06%
Money market accounts	572,270	1,860	0.33	580,125	1,885	0.32
Savings	1,275,268	1,729	0.14	1,272,015	2,148	0.17
Time deposits	1,097,190	9,123	0.83	1,162,842	9,707	0.83

Total interest bearing deposits	3,788,738	13,190	0.35	3,779,381	14,213	0.38
Short-term borrowings	228,086	1,402	0.61	185,672	1,091	0.59

Total interest bearing liabilities	4,016,824	14,592	0.36	3,965,053	15,304	0.39

Demand deposits	382,658			369,820
Other liabilities	28,506			27,439
Shareholders' equity	447,680			428,389

Total liabilities and shareholders' equity	$4,875,668			$4,790,701

Net interest income, tax equivalent		154,413			146,109

Net interest spread			3.16%			3.05%

Net interest margin (net interest income to total interest earning assets)			3.22%			3.11%

Tax equivalent adjustment		(45)			(54)

Net interest income		154,368			146,055

Page | 13

Non-GAAP Financial Measures Reconciliation

Tangible equity as a percentage of tangible assets at period end is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively. We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.

The efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and fee income.  We calculate the efficiency ratio by dividing total noninterest expenses as determined under GAAP, but excluding other real estate expense, net, by net interest income (fully taxable equivalent) and total noninterest income as determined under GAAP, but excluding net gains on the sale of nonperforming loans and securities and other non-routine items from this calculation.  We believe that this provides a reasonable measure of primary banking expenses relative to primary banking revenue.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial results. Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible common equity, tangible book value per share, efficiency ratio, net income and net income per share to the underlying GAAP numbers is set forth below.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(dollars in thousands, except per share amounts)
(Unaudited)

	12/31/17	09/30/17	12/31/16
Tangible Book Value Per Share

Equity	$458,308	454,928	432,686
Less: Intangible assets	553	553	553
Tangible equity	457,755	454,375	432,133

Shares outstanding	96,289	96,108	95,780
Tangible book value per share	4.75	4.73	4.51
Book value per share	4.76	4.73	4.52

Tangible Equity to Tangible Assets
Total Assets	4,908,008	4,870,275	4,868,806
Less: Intangible assets	553	553	553
Tangible assets	4,907,455	4,869,722	4,868,253

Tangible Equity to Tangible Assets	9.33%	9.33%	8.88%
Equity to Assets	9.34%	9.34%	8.89%

	3 Months Ended			Years Ended
Efficiency Ratio	12/31/17	09/30/17	12/31/16	12/31/17	12/31/16

Net interest income	$39,248	39,179	36,907	154,368	146,055
Taxable equivalent adjustment	11	11	14	45	54
Net interest income (fully taxable equivalent)	39,259	39,190	36,921	154,413	146,109
Non-interest income	4,288	4,854	4,512	18,373	19,012
Less: Net gain on sale of building	-	-	-	-	469
Less: Net gain on sale of nonperforming loans	-	-	-	84	24
Less: Net gain on securities	-	-	-	-	668
Revenue used for efficiency ratio	43,547	44,044	41,433	172,702	163,960

Total noninterest expense	23,536	23,526	23,365	93,994	93,827
Less: Other real estate expense, net	401	275	721	1,171	2,558
Expense used for efficiency ratio	23,135	23,251	22,644	92,823	91,269

Efficiency Ratio	53.13%	52.79%	54.65%	53.75%	55.67%

Page | 14